                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                                      among

                              SANDERSON FARMS, INC.

                                       and

                                  HARRIS N.A.,
                            Individually and as Agent

                                       and

                                 SUNTRUST BANK,
                     Individually and as Documentation Agent

                                       and

                   THE FROM TIME TO TIME BANKS PARTIES HERETO

                                November 17, 2005

================================================================================

                                TABLE OF CONTENTS
                              SANDERSON FARMS, INC.
                                CREDIT AGREEMENT
                                TABLE OF CONTENTS

SECTION                                    HEADING                          PAGE
-------                                    -------                          ----
SECTION 1.          THE CREDITS..........................................     1

   Section 1.1.     The Revolving Credit.................................     1
   Section 1.2.     The Revolving Notes..................................     2
   Section 1.3.     Swingline Loans under the Revolving Credit...........     3
            (a)     Swingline Commitment.................................     3
            (b)     Refunding Loans......................................     4
            (c)     Participations.......................................     4
   Section 1.4.     Interest Rates.......................................     5
            (a)     Domestic Rate........................................     5
            (b)     Eurodollar Rate......................................     5
            (c)     Default Rate.........................................     5
   Section 1.5.     Manner of Borrowing and Rate Selection...............     5
   Section 1.6.     Letters of Credit....................................     6
   Section 1.7.     Reimbursement Obligation.............................     8
   Section 1.8.     Participation in L/Cs................................     8

SECTION 2.          FEES, PREPAYMENTS AND TERMINATIONS...................     9

   Section 2.1.     Commitment Fee.......................................     9
   Section 2.2.     Agent's Fee..........................................     9
   Section 2.3.     Optional Prepayments.................................     9
   Section 2.4.     Mandatory Prepayments................................    10
   Section 2.5.     Terminations.........................................    10

SECTION 3.          PLACE AND APPLICATION OF PAYMENTS....................    10

SECTION 4.          DEFINITIONS..........................................    11

SECTION 5.          REPRESENTATIONS AND WARRANTIES.......................    19

   Section 5.1.     Organization and Qualification.......................    19
   Section 5.2.     Financial Reports....................................    19
   Section 5.3.     Litigation; Tax Returns; Approvals...................    20
   Section 5.4.     Regulation U.........................................    20
   Section 5.5.     No Default...........................................    20
   Section 5.6.     ERISA................................................    20
   Section 5.7.     Compliance with Laws.................................    21
   Section 5.8.     Security Interests and Indebtedness..................    21
   Section 5.9.     Subsidiaries.........................................    21

   Section 5.10.    Accurate Information.................................    21
   Section 5.11.    Enforceability.......................................    21

SECTION 6.          CONDITIONS PRECEDENT.................................    22

   Section 6.1.     General..............................................    22
   Section 6.2.     Initial Extension of Credit..........................    22
   Section 6.3.     Each Extension of Credit.............................    23
   Section 6.4.     Legal Matters........................................    23
   Section 6.5.     Closing Fee..........................................    24

SECTION 7.          COVENANTS............................................    24

   Section 7.1.     Maintenance of Property..............................    24
   Section 7.2.     Taxes................................................    24
   Section 7.3.     Maintenance of Insurance.............................    24
   Section 7.4.     Financial Reports....................................    24
   Section 7.5.     Inspection...........................................    25
   Section 7.6.     Consolidation and Merger.............................    26
   Section 7.7.     Transactions with Affiliates.........................    26
   Section 7.8.     Material Subsidiaries................................    26
   Section 7.9.     Consolidated Tangible Net Worth......................    26
   Section 7.10.    Consolidated Indebtedness for Borrowed Money to
                       Total Capitalization..............................    26
   Section 7.11.    Consolidated Current Ratio...........................    26
   Section 7.12.    Capital Expenditures.................................    26
   Section 7.13.    Liens................................................    27
   Section 7.14.    Investments, Loans, Advances and Acquisitions........    28
   Section 7.15.    Sale of Tangible Fixed Assets........................    29
   Section 7.16.    Notice of Suit or Adverse Change in Business or
                       Default...........................................    30
   Section 7.17.    ERISA................................................    30
   Section 7.18.    Use of Proceeds......................................    30
   Section 7.19.    Compliance with Laws, etc............................    30
   Section 7.20.    Environmental Covenant...............................    31

SECTION 8.          EVENTS OF DEFAULT AND REMEDIES.......................    31

   Section 8.1.     Definitions..........................................    31
   Section 8.2.     Remedies for Non-Bankruptcy Defaults.................    33
   Section 8.3.     Remedies for Bankruptcy Defaults.....................    33

SECTION 9.          CHANGE IN CIRCUMSTANCES REGARDING EURODOLLAR LOANS...    33

   Section 9.1.     Change of Law........................................    33
   Section 9.2.     Unavailability of Deposits or Inability to Ascertain
                           the Adjusted Eurodollar Rate..................    34
   Section 9.3.     Taxes, Increased Costs and Reduced Return............    34

   Section 9.4.     Funding Indemnity....................................    35
   Section 9.5.     Lending Branch.......................................    36
   Section 9.6.     Discretion of Bank as to Manner of Funding...........    36

SECTION 10.         THE AGENT............................................    36

   Section 10.1.    Appointment and Powers...............................    36
   Section 10.2.    Powers...............................................    36
   Section 10.3.    General Immunity.....................................    37
   Section 10.4.    No Responsibility for Loans, Recitals, etc...........    37
   Section 10.5.    Right to Indemnity...................................    37
   Section 10.6.    Action Upon Instructions of Banks....................    37
   Section 10.7.    Employment of Agents and Counsel.....................    37
   Section 10.8.    Reliance on Documents; Counsel.......................    37
   Section 10.9.    May Treat Payee as Owner.............................    38
   Section 10.10.   Agent's Reimbursement................................    38
   Section 10.11.   Rights as a Lender...................................    38
   Section 10.12.   Bank Credit Decision.................................    38
   Section 10.13.   Resignation of Agent.................................    38
   Section 10.14.   Duration of Agency...................................    39
   Section 10.15.   Removal of Agent.....................................    39
   Section 10.16.   Additional Agent.....................................    39

SECTION 11.         MISCELLANEOUS........................................    39

   Section 11.1.    Amendments and Waivers...............................    39
   Section 11.2.    Waiver of Rights.....................................    40
   Section 11.3.    Several Obligations..................................    40
   Section 11.4.    Non-Business Day.....................................    40
   Section 11.5.    Survival of Indemnities..............................    40
   Section 11.6.    Documentary Taxes....................................    40
   Section 11.7.    Representations......................................    41
   Section 11.8.    Notices..............................................    41
   Section 11.9.    Costs and Expenses; Environmental Indemnity..........    41
   Section 11.10.   Counterparts.........................................    42
   Section 11.11.   Successors and Assigns; Governing Law; Entire
                       Agreement.........................................    42
   Section 11.12.   No Joint Venture.....................................    42
   Section 11.13.   Severability.........................................    42
   Section 11.14.   Table of Contents and Headings.......................    42
   Section 11.15.   Sharing of Payments..................................    43
   Section 11.16.   Participants.........................................    43
   Section 11.17.   Assignments..........................................    43
   Section 11.18.   Confidentiality......................................    44
   Section 11.19.   Waiver of Jury Trial.................................    45
   Section 11.20.   USA Patriot Act......................................    45

Signature Page...........................................................    46

Exhibit A   Revolving Credit Note
Exhibit B   Swingline Note
Exhibit C   Letter of Credit Agreement
Exhibit D   Guaranty Agreement
Exhibit E   Compliance Certificate
Exhibit F   Environmental Disclosure
Exhibit G   Schedule of Subsidiaries
Exhibit H   Litigation; Tax Returns; Approval

                              SANDERSON FARMS, INC.
                                CREDIT AGREEMENT

Harris N.A.
Chicago, Illinois

The from time to time lenders parties hereto

Ladies and Gentlemen:

     The undersigned, SANDERSON FARMS, INC., a Mississippi corporation (the "Company"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit") and a swingline (the "Swingline") available to the Company, all as more fully hereinafter set forth. Harris N.A. in its individual capacity is sometimes referred to herein as "Harris," and in its capacity as Agent for the Banks (as hereinafter defined) is hereinafter in such capacity called the "Agent."

SECTION 1. THE CREDITS.

     Section 1.1. The Revolving Credit. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Company which may be utilized by the Company in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") and L/Cs (as hereinafter defined). The aggregate principal amount of all Revolving Credit Loans, Swingline Loans (as hereinafter defined) and Reimbursement Obligations (as hereinafter defined) at any time outstanding plus the maximum amount available to be drawn under all L/Cs outstanding from time to time shall not exceed the sum of the Banks' Revolving Credit Commitments (as hereinafter defined) in effect from time to time during the term of this Agreement. The Revolving Credit shall be available to the Company, and may be availed of by the Company from time to time, be repaid and used again, during the period from the date hereof to and including November 17, 2010 (the "Revolving Credit Termination Date").

     (b) At any time not earlier than July 17, 2008 and not later than September 17, 2008 (such period and each such period in the first or second calendar year before the calendar year in which the Revolving Credit Termination Date then in effect is to occur are referred to as an "Extension Request Period"), the Company may request that the Banks extend the then scheduled Revolving Credit Termination Date to the date one year from such Revolving Credit Termination Date and make any changes in the terms and conditions of the Loan Documents desired by the Company. Pursuant to any such request and no later than the November 1 immediately following such Extension Request Period the Banks may propose, by written notice to the Company, an extension of this Agreement to such later date on such terms and conditions as the Banks may then require. If the extension of this Agreement to such later date is acceptable to the Company on the terms and conditions proposed by the Banks, the Company shall notify the Banks of its acceptance or rejection no later than the November 16 immediately following such November 1, and upon the Company's acceptance of such terms and conditions such later date will become the Revolving Credit Termination Date hereunder and this Agreement shall otherwise be amended in the manner described in the Banks' notice proposing the extension of this Agreement upon the Agent's receipt of (i) resolutions of the Company's Board of Directors authorizing such extension and (ii) an opinion of counsel to the Company in form and substance acceptable to the Banks. The Company may request a further extension of the Revolving Credit Termination Date during each subsequent Extension Request Period and pursuant to any such requests the Banks may further offer to extend the Revolving Credit Termination Date by November 1 preceding any such later scheduled Revolving Credit Termination Date in the same manner as set forth above for the initial Revolving Credit Termination Date.

     (c) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):

Harris N.A.                      $ 45,000,000
SunTrust Bank                    $ 40,000,000
AmSouth Bank                     $ 32,500,000
U.S. Bank National Association   $ 32,500,000
Regions Bank                     $ 25,000,000
Trustmark National Bank          $ 25,000,000
   Total                         $200,000,000

     (d) Loans under the Revolving Credit may be Eurodollar Loans or Domestic Rate Loans. All Revolving Credit Loans shall be made from each Bank in proportion to its Commitment Percentage (as hereinafter defined). Each Domestic Rate Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000 and each Eurodollar Loan shall be in an amount not less than $3,000,000 or such greater amount which is an integral multiple of $500,000.

     Section 1.2. The Revolving Notes. All Revolving Credit Loans made by each Bank under its Revolving Credit Commitment shall be evidenced by a single Revolving Credit Note of the Company substantially in the form of Exhibit A hereto (individually, a "Revolving Note" and together, the "Revolving Notes") payable to the order of such Bank in the principal amount of such Revolving Credit Commitment, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Revolving Credit Loans made by such Bank to the Company pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Revolving Credit Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Revolving Credit Termination Date and to bear interest as provided in
Section 1.4 hereof. Each

Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Revolving Credit Loan made by it hereunder, whether each Revolving Credit Loan is a Domestic Rate Loan or Eurodollar Loan, and, with respect to Eurodollar Loans, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer or assignment of such Revolving Note all such amounts shall be recorded on the schedule to such Revolving Note. The record thereof, whether shown on such books or records or on the schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Revolving Credit Loans made hereunder together with accrued interest thereon.

     Section 1.3. Swingline Loans under the Revolving Credit. (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance on the obligations of the Banks to Harris under this Section 1.3, Harris agrees to advance one or more swingline loans (each a "Swingline Loan") to the Company from time to time before the Revolving Credit Termination Date on a revolving basis up to $10,000,000 in aggregate principal amount at any time outstanding (the "Swingline Commitment"); provided that Harris shall have no obligation to advance any Swingline Loan to the extent the aggregate amount of the Revolving Credit Loans, Swingline Loans and Reimbursement Obligations outstanding plus the maximum amount available to be drawn under all L/Cs outstanding would thereby exceed the Revolving Credit Commitments then in effect. All Swingline Loans will be in an amount not less than $100,000 or an integral multiple of $50,000 in excess thereof. Swingline Loans may be repaid and their principal amount reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof. Each Swingline Loan that bears interest based on the Domestic Rate shall mature ten (10) days after such Loan is made and each Offered Rate Loan (as hereinafter defined) shall mature on the last day of the Interest Period applicable thereto.

     All Swingline Loans made by Harris under the Swingline shall be evidenced by a Swingline Note of the Company (the "Swingline Note") payable to the order of Harris in the amount of its Swingline Commitment, the Swingline Note to be in the form attached hereto as Exhibit B. Without regard to the face principal amount of the Swingline Note, the actual principal amount at any time outstanding and owing by the Company on account thereof during the period ending on the Revolving Credit Termination Date shall be the sum of all advances then or theretofore made thereon less all principal payments actually received thereon during such period.

     The Company may elect that each Swingline Loan shall bear interest on the unpaid principal amount thereof from the date such Swingline Loan is made until paid in full at either (a) the rate per annum (computed on the basis of a year of 365/366 days and actual days elapsed) determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, or (b) the rate per annum (computed on the basis of a year of 360 days and actual days elapsed) quoted to the Company by Harris for the Interest Period applicable thereto (each such Swingline Loan is hereinafter referred to as an "Offered Rate Loan"); provided, however, that the Company understands and agrees that Harris has no obligation to quote rates or to make any such Offered Rate Loan and may refuse to make any such Offered Rate Loan after receiving a request therefor from the Company. The Company shall give the Agent notice (which may be written or oral) of each Swing Loan requested by it hereunder no later than 2:00 p.m. (Chicago time) in the case of a Swing Loan bearing interest based on the Domestic Rate and no later than 12:00 noon (Chicago time) in the case of an Offered Rate Loan, in each case on the day of the requested Swing Loan. The Company acknowledges and agrees that the interest rate quoted by Harris for any Offered Rate Loan may not be the best or lowest rate offered to other customers of Harris and may not be the same rate offered to other customers of Harris for loans of similar amounts and maturities, but is the rate at which Harris in its sole and exclusive discretion is willing to make such Offered Rate Loan to the Company for the specified amount and maturity. Interest based on the Domestic Rate shall be payable quarterly in ARREARS on the last day of each calendar quarter, commencing on December 31, 2005, and at maturity (whether by acceleration, upon prepayment or otherwise), and interest on all Offered Rate Loans shall be payable on the last day of the Interest Period applicable thereto and at maturity (whether by acceleration, upon prepayment or otherwise). If any Swingline Loan is not paid when due it shall bear interest at a rate per annum (computed on the basis of a year of 365/366 days and actual days elapsed) determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time plus 1.5%. Interest on all Swingline Loans after maturity shall be due and payable upon demand.

     (b) Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Company (which hereby irrevocably authorizes Harris to act on its behalf for such purpose), request each Bank by means of written or telegraphic notices given no later than 5:00 p.m. (Chicago time) on any Business Day to make a Domestic Rate Loan under the Revolving Credit in an amount equal to such Bank's Commitment Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless any of the conditions of
Section 6.3 are not fulfilled on such date, each Bank shall make the proceeds of its requested Domestic Rate Loan available to Harris, in immediately available funds, at the principal office of Harris in Chicago, Illinois, before 3:00 p.m. (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Domestic Rate Loans shall be immediately applied to repay the outstanding Swingline Loans. The Company authorizes Harris to charge the Company's accounts with Harris (up to the amount available in such accounts) to pay the amount of any such outstanding Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full such Swingline Loans.

     (c) Participations. If any Bank refuses or otherwise fails to make a Revolving Credit Loan when requested by Harris pursuant to Section 1.3(b) above (because the conditions in Section 6.3 are not satisfied or otherwise), such Bank will, by the time and in the manner such Revolving Credit Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Credit Loans. Each Bank that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The obligation of the Banks to Harris shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder

     Section 1.4. Interest Rates. (a) Domestic Rate. Each Domestic Rate Loan shall bear interest (computed on the basis of a year of 365 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Domestic Rate from time to time in effect, payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 2005, and at maturity (whether by acceleration, upon prepayment or otherwise).

     (b) Eurodollar Rate. Each Eurodollar Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made or created until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Eurodollar Rate, payable on the last day of each Interest Period applicable thereto and at maturity (whether by acceleration or otherwise) and, with respect to any Eurodollar Loan with an Interest Period in excess of three months, on the date occurring every date which is three months after the date such Loan is made or created; provided that if on the last day of the Interest Period applicable to any Eurodollar Loan the Company does not pay such Loan, such Loan shall automatically become a Domestic Rate Loan as of the day immediately following the last day of the Interest Period applicable thereto.

     (c) Default Rate. During the existence of any Event of Default, all Revolving Credit Loans and Reimbursement Obligations outstanding hereunder shall bear interest (computed on the basis of a year of 365 days and actual days elapsed) payable on demand, at a rate per annum equal to:

          (i) with respect to any Domestic Rate Loan, the sum of 1.5% plus the Applicable Margin plus the Domestic Rate from time to time in effect; and

          (ii) with respect to any Eurodollar Loan, the sum of 1.5% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 1.5% plus the Applicable Margin plus the Domestic Rate from time to time in effect.

     Section 1.5. Manner of Borrowing and Rate Selection. (a) Except as otherwise provided in the first paragraph of Section 1.4(b) hereof and in
Section 1.7 hereof, the Company shall give telephonic, telex or telecopy notice to the Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 11:00 a.m. (Chicago time) on the date the Banks are requested to make each Domestic Rate Loan and (ii) 11:00 a.m. (Chicago time) on the date at least three (3) Business Days prior to the date of (x) each Eurodollar Loan which the Banks are requested to make and (y) the conversion of any Domestic Rate Loan into a Eurodollar Loan. Each such notice shall specify the date of the Loan requested (which shall be a Business Day), the amount of such Loan or the amount to be converted, as the case may be, whether the Loan is to be made available by means of a Domestic Rate Loan or Eurodollar Loan and, with respect to Eurodollar Loans, the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal amount of all Revolving Credit Loans and Swingline Loans outstanding hereunder exceed the amounts specified in Section 1.1(c) hereof. The Company agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Agent reasonably believes is the chief executive officer, the chief accounting officer, the chief financial officer or the corporate cashier of the Company without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if any Bank has acted in good faith reliance thereon. The Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Company hereunder to each of the Banks, and, if such notice requests the Banks to make or effect by conversion any Eurodollar Loans, the Agent shall confirm to the Company by telephonic, telex or telecopy means, which confirmation shall be conclusive and binding on the Company in the absence of manifest error, the Interest Period and the interest rate applicable thereto promptly after such rate is determined by the Agent.

     (b) Subject to the provisions of Section 6 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Agent in Chicago, Illinois, in immediately available funds, on the date such Loan is requested to be made by crediting the Company's general operating account maintained with the Agent in Chicago, Illinois. Not later than 3:00 p.m. Chicago time, on the date specified for any Loan to be made hereunder, each Bank shall make its Commitment Percentage of such Loan available to the Company in immediately available funds at the principal office of the Agent.

     (c) Unless the Agent shall have been notified by a Bank prior to the date of a Loan to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such Loan available to the Agent, the Agent may assume that such Bank has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.4 hereof, from the Company) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on the date the Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"). Nothing in this Section 1.5(c) shall be deemed to permit any Bank to breach its obligations to make Loans under the Revolving Credit or to limit the Company's claims against any Bank for such breach.

     Section 1.6. Letters of Credit. (a) Subject to all the terms and conditions hereof, satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Company's request Harris shall issue, at any time before the first to occur of the Conversion Date and the Revolving Credit Termination Date, letters of credit (an "L/C" and collectively the "L/Cs") for the account of the Company subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.8 hereof. Each L/C shall be issued pursuant to an application for letter of credit (collectively the "L/C Agreements" and individually an "L/C Agreement") in the form of Exhibit C hereto, shall conform to the general requirements of the Bank for the issuance of letters of credit as to form and substance, shall be in U.S. Dollars and shall be a letter of credit which Harris may lawfully issue. The L/Cs shall consist of standby and commercial letters of credit in an aggregate face amount not to exceed $5,000,000. Each L/C shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the Revolving Credit Termination Date). The amount available to be drawn under each L/C issued and outstanding pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit but shall not reduce the Revolving Credit Commitments of the Banks hereunder. In consideration of the issuance of L/Cs the Company agrees to pay Harris for the pro rata benefit of the Banks a fee (the "L/C Participation Fee") in the amount of the rate per annum (computed on the basis of a 360 day year and actual days elapsed) equal to the Applicable Margin as in effect from time to time for Eurodollar Loans of the undrawn amount for each standby L/C issued for the account of the Company hereunder, payable quarterly in arrears on the last day of each March, June, September and December commencing December 31, 2005, and on the Revolving Credit Termination Date. The Company shall also pay Harris a fronting fee in the amount of one-eighth of one percent (0.125%) of the face amount of each standby L/C issued hereunder, payable on the date of issuance of each such standby L/C hereunder and on the date of each extension, if any, of the expiry date of each such standby L/C and Harris' usual and customary fees with respect to each trade letter of credit issued hereunder, payable upon negotiation thereof. In addition, the Company shall pay to Harris for its own account Harris' standard charges for letters of credit with respect to each L/C.

     (b) Upon satisfaction of all conditions precedent to the initial Loan hereunder, without any further action on the part of the Company, Harris, the Agent or any Bank, (i) each of the letters of credit (the "Existing L/Cs") previously issued by Harris for the account of the Company under the Existing Agreement shall be deemed for all purposes of this Agreement to be an L/C issued hereunder, (ii) each application and agreement for a letter of credit pursuant to which each Existing L/C was issued shall be deemed for all purposes of this Agreement to be an L/C Agreement, and (iii) all of the Company's indebtedness, obligations and liabilities to Harris with respect to the Existing L/Cs shall be deemed to be Reimbursement Obligations of the Company for all purposes of this Agreement.

     (c) Notwithstanding anything contained in any L/C Agreement to the contrary: (i) the Company shall pay fees in connection with each L/C as set forth in Section 1.6(a) hereof, (ii) prior to the occurrence and continuance of an Event of Default, unless required by Section 2.4 hereof, Harris will not call for the funding by the Company of any amount under an L/C issued for the Company's account, or for any other form of additional collateral security for the Company's obligations in connection with such L/C under the L/C Agreements, and (iii) prior to the occurrence and continuance of an Event of Default or the Revolving Credit Termination Date, unless required by Section 2.4 hereof, Harris will not call for the funding by the Company of an L/C issued for its account prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date). If Harris issues any L/C with an expiration date that is automatically extended unless Harris gives notice that the expiration date will not so extend beyond its then scheduled expiration date, Harris will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, (iii) an Event of Default or Potential Default has occurred and is continuing or (iv) the renewal term for such L/C would exceed one year from the renewal date.

     (d) The Agent shall give prompt telecopy notice to each Bank of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Bank's pro rata participation in such L/C and whether the Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

     (e) The Banks shall, ratably in accordance with their respective Commitment Percentages, indemnify Harris (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Harris' gross negligence or willful misconduct) that Harris may suffer or incur in connection with any L/C. The obligations of the Banks under this Section 1.6(e) and all other parts of this Section 1.6 shall survive termination of this Agreement and of all L/C Agreements, and all drafts or other documents presented in connection with drawings thereunder.

     Section 1.7. Reimbursement Obligation. The Company is obligated, and hereby unconditionally agrees, to pay in immediately available funds to the Agent for the account of Harris and the Banks who are participating in L/Cs pursuant to
Section 1.8 hereof the face amount of each draft drawn, presented and paid by Harris under the terms of an L/C issued by Harris hereunder (the obligation of the Company under this Section 1.7 with respect to any L/C is a "Reimbursement Obligation"). If at any time the Company fails to pay any Reimbursement Obligation when due, the Company shall be deemed to have automatically requested a Domestic Rate Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if the conditions precedent contained in Section 6.3 hereof are satisfied or, if they are not satisfied, upon approval by all of the Banks, and shall be subject to availability under the Revolving Credit. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to the Agent for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.4(c)(i) hereof.

     Section 1.8. Participation in L/Cs. Each of the Banks will acquire a risk participation in each L/C upon the issuance thereof, ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Company pursuant to Section 1.7 hereof, or if Harris is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of such Reimbursement Obligation. At the election of all of the Banks, such funding by the Banks of the unpaid Reimbursement Obligations shall be treated as additional Revolving Credit Loans to the Company hereunder rather than a purchase of participations by the Banks in the related L/C held by Harris. The obligation of the Banks to Harris under this Section 1.8 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to pay Harris in immediately available and freely transferable funds on the same Business Day its Commitment Percentage of such Reimbursement Obligation. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Revolving Credit Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.4(a) hereof. Harris shall share with each Bank on a pro rata basis relative to its Commitment Percentage a portion of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Participation Fee payable by the Company. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Company.

SECTION 2. FEES, PREPAYMENTS AND TERMINATIONS.

     Section 2.1. Commitment Fee. For the period from the date hereof to and including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 2.5 hereof, the Company shall pay to the Agent for the account of the Banks a commitment fee with respect to the Revolving Credit at the rate equal to the Applicable Margin in effect as of the time such fee is payable on the average daily unused amount of the Banks' Revolving Credit Commitments hereunder in effect from time to time (but without reduction on account of any outstanding Swingline Loans), all such fees to be payable quarterly in arrears on the last day of each calendar quarter (commencing on December 31, 2005), unless the Revolving Credit is terminated in whole pursuant to Section 2.5 hereof on an earlier date, in which event the commitment fee for the final period shall be paid on the date of such earlier termination in whole, and all such fees to be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 2.2. Agent's Fee. The Company shall pay to and for the sole account of the Agent fees in an amount and payable at such times as the Company and the Agent may agree upon in writing, including without limitation the fees provided for in the letter agreement dated as of July 7, 2005, from the Company to Harris. Such fee payments shall be in addition to any fees and charges the Agent may be entitled to receive under Section 10 hereunder or under the other Loan Documents.

     Section 2.3. Optional Prepayments. (a) The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000) any Domestic Rate Loan at any time upon prior telex or telephonic notice to the Agent on or before 12:00 noon on the same Business Day.

     (b) The Company may prepay any Eurodollar Loan, subject to Section 9.4 hereof, which prepayment may be made in whole or in part (but, if in part, then in an amount not less than $3,000,000 or such greater amount which is an integral multiple of $500,000) upon three Business Days' prior notice to the Agent (which notice shall be irrevocable once given, must be received by the Agent no later than 11:00 a.m., Chicago time on the third Business Day preceding the date of such prepayment and shall specify the principal amount to be prepaid); provided, however, that after giving effect to any such prepayment the outstanding principal amount of any such Eurodollar Loan prepaid in part shall not be less than $3,000,000. Any such prepayment shall be effected by payment of the principal amount to be prepaid and accrued interest thereon to the prepayment date, plus any amount certified by any Bank to be payable under
Section 9.4 hereof with respect to such prepayment.

     (c) Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     (d) The Company may not voluntarily prepay any Swingline Loan bearing interest at an Offered Rate before its scheduled maturity date.

     Section 2.4. Mandatory Prepayments. The Company shall not permit the sum of the principal amount of all Revolving Credit Loans, Swingline Loans, L/Cs and unpaid Reimbursement Obligations at any time outstanding to exceed the Banks' Revolving Credit Commitments. The Company will make such payments on any outstanding Loans and, if necessary, deposit with the Agent cash collateral for any then outstanding L/Cs, which are necessary to cure any such excess within 2 Business Days after written notice from any Bank of the occurrence thereof without any further notice or demand from the Agent or any of the Banks, all of which are expressly waived by the Company. Any amount repaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 2.5. Terminations. The Company shall have the right at any time upon 10 Business Days' (or such shorter period to which the Agent may agree) prior written notice to the Banks to terminate the Revolving Credit without penalty in whole or in part (but only in a minimum principal amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000); provided, however, that the Company may not terminate any portion of the Revolving Credit which represents outstanding Revolving Credit Loans, Swingline Loans, L/Cs or Reimbursement Obligations. Each termination the Revolving Credit shall automatically terminate each Bank's Revolving Credit Commitment by its Commitment Percentage of such termination.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

     All payments of principal and interest made by the Company in respect of the Notes, Reimbursement Obligations and all fees payable by the Company hereunder, shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois, 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. Any payments received after 12:00 noon Chicago time (or after such later time as the Banks may otherwise direct) shall be deemed received upon the following Business Day. The Agent shall remit to each Bank its proportionate share of each payment of principal, interest and fees, received by the Agent, on the same Business Day on which such payment is received before 12:00 noon, Chicago time, or is deemed to have been received by the Agent. In the event the Agent does not remit any amount to any Bank when required by the preceding sentence, the Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. The Company hereby authorizes the Agent to automatically debit its general operating account with Harris for any principal, interest and fees when due under the Notes or this Agreement and to transfer the amount so debited from such account to the Agent for application as herein provided, but the Agent shall give prompt telephonic notice thereof to the Company.

SECTION 4. DEFINITIONS.

     The terms hereinafter set forth when used herein shall have the following meanings:

     "Adjusted Eurodollar Rate" means a rate per annum determined pursuant to the following formula:

              Adjusted Eurodollar Rate = Eurodollar Rate
                                         -------------------------
                                         100% - Reserve Percentage

     "Affiliate" shall mean any person, company or business entity under common control or having shareholders owning at least ten percent (10%) of each thereof, whether such common control be direct or indirect. All of the Company's officers, shareholders who own, directly or indirectly, more than 5% of the shares of the Company, directors, joint ventures, Subsidiaries and partners shall be deemed to be the Company's Affiliates for purposes of this Agreement.

     "Agent" is defined in the first paragraph of this Agreement.

     "Agreement" shall mean this Credit Agreement as supplemented and amended from time to time.

     "Anniversary Date" shall mean July 31 in each calendar year during the term of this Agreement.

     "Applicable Margin" with respect to Domestic Rate Loans, Eurodollar Loans, the L/C Participation Fee payable pursuant to Section 1.6(a) hereof and the commitment fee payable under Section 2.1 hereof, shall each mean the rate specified for such obligation below in Levels I, II, III and IV for the range of Leverage Ratio specified for each Level:

                           LEVEL I         LEVEL II            LEVEL III          LEVEL IV
                           -------   -------------------   -------------------   ----------
Leverage Ratio               <25%    > or = 25% and <35%   > or = 35% and <45%   > or = 45%

Eurodollar Loans and L/C    0.75%%          1.00%                 1.25%             1.50%
Participation Fee

Domestic Rate Loans            0%              0%                    0%                0%

Commitment Fee              0.15%           0.20%                 0.20%             0.25%

     Not later than ten (10) Business Days after receipt by the Banks of the Compliance Certificate called for by Section 7.4(c) hereof for the applicable fiscal quarter, the Agent shall determine the Leverage Ratio for the applicable period and shall promptly notify the Company of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Agent so notifies the Company with respect to all Loans outstanding and L/C Participation Fees and commitment fees payable, on such date, and such new Applicable Margins shall continue in effect until the effective date of the next quarterly redetermination in accordance with this Section. Each determination of the Leverage Ratio and Applicable Margins by the Agent in accordance with this Section shall be conclusive and binding on the Company absent manifest error. From the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Level I above.

     "Bank" and "Banks" means and includes Harris and the other financial institutions from time to time party to this Agreement, including each assignee Bank pursuant to Section 11.17 hereof.

     "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois and, with respect to Eurodollar Loans, dealing in United States dollar deposits in London, England and Nassau, Bahamas.

     "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

     "CERCLIS" shall mean the CERCLA data base created and maintained by the United States Environmental Protection Agency pursuant to CERCLA.

     "Change in Law" shall have the meaning specified in Section 9.3 hereof.

     "Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of a majority of the voting power in the elections of directors, other than acquisitions of such interests by the estate of Joe Franklin Sanderson, deceased, the direct lineal descendents of Joe Franklin Sanderson, deceased, the direct lineal descendants of Dewey Sanderson, deceased, their spouses, any trusts for the benefit of any of the foregoing, and any employee stock ownership plan established by the Company, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Company on May 18, 2004, (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on such date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Company, or (c) any "Change of Control" (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money in an aggregate principal amount in excess of $10,000,000 of the Company shall occur."

     "Commitment" shall mean a Revolving Credit Commitment or the Swingline Commitment of any Bank, and "Commitments" shall mean the Revolving Credit Commitment and Swingline Commitment of a Bank or Banks.

     "Commitment Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Credit Loans, L/Cs and Reimbursement Obligations then outstanding.

     "Company" shall have the meaning specified in the first paragraph of this Agreement.

     "Consolidated Current Ratio" shall mean the ratio of the current assets of the Company and its Subsidiaries to the current liabilities of the Company and its Subsidiaries, all as determined and computed according to generally accepted accounting principles (as defined herein) consistently applied; provided, however, that the current portion of Consolidated Deferred Income Taxes and the current portion of all Loans and Reimbursement Obligations outstanding under this Agreement shall be excluded from the determination of the current liabilities of the Company and its Subsidiaries.

     "Consolidated Deferred Income Taxes" shall mean, for any period, all deferred federal, state or other income taxes of the Company and its Subsidiaries for such period as shown on the most recent financial statements of the Company.

     "Consolidated Indebtedness for Borrowed Money" shall mean, with respect to the Company, all Indebtedness for Borrowed Money (as defined herein) of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

     "Consolidated Net Income" for any period shall mean net income of the Company and its Subsidiaries as determined and computed on a consolidated basis according to generally accepted accounting principles (as defined herein), consistently applied.

     "Consolidated Net Worth" shall mean as of any time the same is to be determined the aggregate of capital (including without limitation redeemable preferred stock), surplus (exclusive of any surplus arising by virtue of any appraisal or revaluation of any assets) and retained earnings of the Company and its Subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles (as defined herein) consistently applied.

     "Consolidated Tangible Net Worth" shall mean Consolidated Net Worth less the amount of all Intangible Assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     "Domestic Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 0.5% to the rate at which Harris would offer to sell federal funds in the interbank market therefor on or about 10:00 a.m. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, the Domestic Rate for such day and for any immediately succeeding day(s) which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by Harris shall be final and conclusive provided Harris has acted in good faith in connection therewith.

     "Domestic Rate Loan" means a Revolving Credit Loan which bears interest as provided in Section 1.4(a) hereof.

     "Economic Development Bonds" means any industrial revenue bonds, economic development bonds or other similar notes, debentures or instruments issued by or on behalf of a governmental entity, unit or authority for the benefit of the Company or a Subsidiary for the purpose of financing or refinancing Property (including by means of a sale and leaseback or similar transaction involving Property of the Company or a Subsidiary).

     "Environmental Laws" shall means all applicable federal, state and local environmental, health and safety statutes and regulations.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Loan" means a Revolving Credit Loan which bears interest as provided in Section 1.4(b) hereof.

     "Eurodollar Rate" shall mean for each Interest Period applicable to a Eurodollar Loan, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two

(2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent during such Interest Period.

     "Event of Default" shall mean any event or condition identified as such in
Section 8.1 hereof.

     "Existing Agreement" shall mean the Credit Agreement dated as of July 31, 1996, as amended, among the Company, Harris N.A., successor by merger to Harris Trust and Savings Bank, individually and as agent thereunder, SunTrust Bank, Trustmark National Bank and AmSouth Bank (the "Existing Lenders").

     "Fed Funds Rate" shall have the meaning specified in Section 1.5(c) hereof.

     "generally accepted accounting principles" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the latest audited consolidated financial statements delivered to the Banks pursuant to Section 7.4.

     "Guarantor Subsidiaries" shall mean collectively Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division), Sanderson Farms, Inc. (Processing Division) and any Material Subsidiary which has complied with
Section 7.8 hereof, so long as each such corporation is a party to the Subsidiary Guaranty, and "Guarantor Subsidiary" shall mean any of the Guarantor Subsidiaries.

     "Harris" shall have the meaning specified in the first paragraph of this Agreement.

     "Harris-Related Person" means Harris, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of Harris and such Affiliates.

     "Indebtedness for Borrowed Money" of any Person shall mean the aggregate principal amount, without duplication and without giving effect to intercompany transactions that would be eliminated in preparing consolidated financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, of:

          (a) all indebtedness, obligations and liabilities of such Person with respect to borrowed money;

          (b) all guaranties, endorsements and other contingent obligations of such Person with respect to indebtedness arising from money borrowed by others;

          (c) all reimbursement and other obligations with respect to letters of credit that have been funded and all indebtedness, obligations and liabilities with respect to bankers' acceptances;

          (d) the amount shown on such Person's balance sheet with respect to Capitalized Leases; and

          (e) all indebtedness, obligations and liabilities representing the deferred purchase price of property, except for trade payables on ordinary business terms;

provided that for purposes of determining compliance with the financial covenants contained in Sections 7.9, 7.10 and 7.11 of this Agreement, the term "Indebtedness for Borrowed Money" shall not include indebtedness relating to the Economic Development Bonds so long as the Company or a Subsidiary of the Company is the holder of such Economic Development Bonds.

     "Intangible Assets" shall mean amortizable loan costs, business acquisition costs, license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from inventory), goodwill and all other assets which would be classified as intangible assets (all determined in accordance with generally accepted accounting principles consistently applied).

     "Interest Period" shall mean (a) with respect to any Eurodollar Loan, the period used for the computation of interest commencing on the date the relevant Eurodollar Loan is made, continued or effected by conversion and concluding on the date one, two, three or six months thereafter as selected by the Company in its notice as provided herein, and (b) with respect to any Offered Rate Loan, the period used for the computation of interest commencing on the date the relevant Offered Rate Loan is made and concluding on the date 1 to 10 days thereafter as selected by the Company in its notice as provided herein, provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a Eurodollar Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Interest Period may extend beyond the Revolving Credit Termination Date;

          (iii) the interest rate to be applicable to each Eurodollar Loan or Offered Rate Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

          (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "L/C" and "L/Cs" shall have the meanings specified in Section 1.6(a) hereof.

     "L/C Agreement" and "L/C Agreements" shall have the meanings specified in
Section 1.6(a) hereof.

     "L/C Participation Fee" shall have the meaning specified in Section 1.6(a) hereof.

     "Leverage Ratio" shall have the meaning specified in Section 7.10 hereof.

     "LIBOR Index Rate" shall mean, for any Interest Period applicable to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

     "Loan" shall mean a Revolving Credit Loan or a Swingline Loan and "Loans" shall mean any two or more Revolving Credit Loans or Swingline Loans.

     "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Revolving Notes, the Swingline Note, the L/C Agreements and the Subsidiary Guaranty.

     "Long Term Indebtedness for Borrowed Money" shall mean Indebtedness for Borrowed Money which would be classified as long term indebtedness in accordance with generally accepted accounting principles, consistently applied.

     "Material Subsidiary" shall mean each Subsidiary whose assets have a book value in excess of 5% of the aggregate book value of the total assets of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     "Net Proceeds of Stock" shall mean an amount (but not less than zero) equal to the change in the Company's Consolidated Tangible Net Worth resulting from any transaction in which the Company or any Subsidiary issues shares of its capital stock, determined on a pro forma basis in accordance with generally accepted accounting principles consistently applied.

     "Note" shall mean either a Revolving Note or the Swingline Note, and "Notes" shall mean any two or more Revolving Notes or the Swingline Note.

     "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Plan" shall mean any employee benefit plan covering any officers or employees of the Company or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

     "Portion" shall have the meaning specified in Section 1.3 hereof.

     "Potential Default" shall mean any event or condition specified in Section 8.1(a)(ii), (d), (e), (g), (h), (i) and (k) which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible.

     "Reimbursement Obligation" shall have the meaning set forth in Section 1.7 hereof.

     "Required Banks" shall mean any Bank or Banks which in the aggregate hold more than 50% of the aggregate unpaid principal balance of the Loans, L/Cs and Reimbursement Obligations or, if no Loans L/Cs and Reimbursement Obligations are outstanding hereunder, any Bank or Banks in the aggregate having more than 50% of the Revolving Credit Commitments.

     "Reserve Percentage" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "Revolving Credit" shall have the meaning specified in the first paragraph of this Agreement.

     "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(c) hereof.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

     "Revolving Credit Termination Date" shall have the meaning set forth in
Section 1.1(a) hereof.

     "Revolving Note" or "Revolving Notes" shall have the meanings specified in
Section 1.2 hereof.

     "Subsidiary" shall mean any corporation or other entity at least a majority of the outstanding voting stock (or equivalent) of which is at the time owned directly or indirectly by the Company and/or its Subsidiaries.

     "Subsidiary Guaranty" shall mean the Guaranty Agreement of the Guarantor Subsidiaries in the form of Exhibit D hereto.

     "Swingline" shall have the meaning specified in the first paragraph hereof.

     "Swingline Commitment" shall have the meaning specified in Section 1.3(a) hereof.

     "Swingline Loan" shall have the meanings specified in Section 1.3(a) hereof.

     "Swingline Note" shall have the meaning specified in Section 1.3(a) hereof.

     "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "Total Capitalization" shall mean the sum of (a) the outstanding principal amount of Consolidated Indebtedness for Borrowed Money, plus (b) Consolidated Tangible Net Worth.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Banks as follows:

     Section 5.1. Organization and Qualification. The Company is duly organized and validly existing under the laws of the State of Mississippi, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the failure to be so licensed or qualified would have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, has full corporate right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for and encumber its assets as collateral security therefor, to execute and issue the Notes in evidence thereof, and to perform its obligations under the Loan Documents; and the Company's execution of this Agreement does not, nor does the performance or observance by the Company of any of the matters or things provided for in this Agreement and the other Loan Documents, contravene any provision of law or any charter or by-law provision or any covenant, indenture or agreement of or judgment, order or decree applicable to or affecting the Company or any of its Property.

     Section 5.2. Financial Reports. The Company has heretofore delivered to the Agent a copy of the annual audit report as of October 31, 2004, of the Company and its Subsidiaries and unaudited financial statements of the Company and its Subsidiaries as of, and for the nine-month period ending, July 31, 2005. Such financial statements have been prepared in accordance with generally accepted accounting principles (except that such unaudited financial statements may omit any footnotes), on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of the Company as of the dates thereof, and the results of its operations for the periods covered thereby, and as of the respective dates of such financial statements the Company and its Subsidiaries had no significant known contingent liabilities required to be disclosed in financial statements or notes thereto under generally accepted accounting principles other than as indicated on said financial statements or notes thereto or otherwise disclosed in writing to the Banks prior to the execution of this Agreement. Since said date of October 31, 2004, there has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, except those affecting business and/or the poultry industry generally and those disclosed in the Company's reports under the Securities and Exchange Act of 1934 filed prior to the date of this Agreement or in writing to the Banks prior to the date of this Agreement.

     Section 5.3. Litigation; Tax Returns; Approvals. Except as otherwise disclosed on Exhibit H, there is no known litigation, labor controversy or governmental proceeding pending, nor to the best knowledge of the Company threatened, against the Company or any Subsidiary which can reasonably be expected to result in any material adverse change in the properties, business or operations of the Company and its Subsidiaries taken as a whole. All United States federal income tax returns for the Company and its Subsidiaries required to be filed have been filed on a timely basis (taking into account any extensions duly obtained therefor), and all amounts required to be paid as shown by said returns have been paid. Except as disclosed on Exhibit H, (a) there are no pending or, to the best of the Company's knowledge, threatened objections to or controversies in respect of the United States federal income tax returns of the Company and its Subsidiaries for any fiscal year except such objection or controversies that are being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles consistently applied, and (b) no authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Company or any Subsidiary of the Loan Documents, except those as may have been obtained.

     Section 5.4. Regulation U. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

     Section 5.5. No Default. No Potential Default or Event of Default is existing under this Agreement.

     Section 5.6. ERISA. As of the date of this Agreement neither the Company nor any Subsidiary sponsors, maintains or participates in any Plan.

     Section 5.7. Compliance with Laws. The Company and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, Property, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     Section 5.8. Security Interests and Indebtedness. There are no security interests, liens or encumbrances on any of the assets or Property of the Company or any Subsidiary except the security interests, liens and charges which are now existing and those which are permitted by Section 7.13 of this Agreement.

     Section 5.9. Subsidiaries. As of the date hereof, the Company's only Subsidiaries are identified on Exhibit G hereof. Each of the Company's Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified to do business in all jurisdictions wherein the failure to be so licensed or qualified would have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole and has, except as set forth in the opinions delivered in satisfaction of Section 6.4 hereof, full corporate right, power and authority to enter into the Loan Documents executed and delivered by it and to perform its obligations under the Loan Documents.

     Section 5.10. Accurate Information. Taken as a whole, the written information, exhibits and reports furnished by the Company and its Subsidiaries to the Banks in connection with the negotiation and performance of the Loan Documents and the Company's reports under the Securities and Exchange Act of 1934, filed after October 31, 2004 and before the date of this Agreement do not contain any material misstatement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

     Section 5.11. Enforceability. This Agreement and the other Loan Documents, when executed and delivered by the Company and the Guarantor Subsidiaries, and assuming the due execution and delivery by the other parties thereto, will be the legal, valid and binding agreements of the Company and the Guarantor Subsidiaries, enforceable against them in accordance with their terms, except
(a) as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults, and (b) as set forth in the opinions referred to in Section 5.9.

SECTION 6. CONDITIONS PRECEDENT.

     The obligation of the Banks to make any Loan or issue any L/C pursuant hereto shall be subject to the following conditions precedent:

     Section 6.1. General. The Agent shall have received the notice of borrowings and the Notes hereinabove provided for.

     Section 6.2. Initial Extension of Credit. Prior to the initial Loan or L/C (whichever shall come first) hereunder, the Company shall have delivered to the Agent for the benefit of the Banks in sufficient counterparts or copies for distribution to the Banks:

          (a) the Revolving Notes and the Swingline Note;

          (b) a fully executed Guaranty Agreement substantially in the form of Exhibit D hereto, from the Guarantor Subsidiaries;

          (c) a fully executed intercreditor agreement in form and substance satisfactory to all of the Banks among the Banks and all of the holders of the Company's $20,000,000 6.65% Senior Notes due July 7, 2007;

          (d) a pay-off letter from the lenders under the Existing Agreement setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of the Company or any Subsidiary), which pay-off letter shall be in form and substance acceptable to the Agent;

          (e) a good standing certificate or certificate of existence for the Company and each Guarantor Subsidiary, dated no earlier than November 1, 2005, from the office of the secretary of state of the states of their respective incorporation;

          (f) copies of the Articles of Incorporation, as restated, and all amendments thereto, of the Company and each Guarantor Subsidiary certified by the office of the secretary of state of their respective states of incorporation as of a date no earlier than November 1, 2005;

          (g) copies of the By-Laws, as restated, and all amendments thereto, of the Company and each Guarantor Subsidiary, certified as true, correct and complete on the date hereof by the Treasurer of the Company and each Guarantor Subsidiary, respectively;

          (h) copies, certified by the Treasurer of the Company and each Guarantor Subsidiary, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of the Company and each Guarantor Subsidiary, respectively, and satisfactory in form and substance to all of the Banks; and

          (i) an incumbency signature certificate for the Company and each Guarantor Subsidiary satisfactory in form and substance to all of the Banks.

     Section 6.3. Each Extension of Credit. As of the time of the making of each Loan (including each Term Loan) and issuing each L/C, hereunder (including the initial Loan and L/C):

          (a) each of the representations and warranties set forth in Section 5 hereof shall have been true and correct in all material respects on the date of this Agreement; and each of the representations and warranties set forth in Section 5.1, the second sentence of Section 5.2 (substituting, for the financial statements referred to in the first sentence of that Section, the latest audited financial statements delivered to the Banks pursuant to
     Section 7.4(b) hereof and the latest monthly financial statements delivered pursuant to Section 7.4(a) for the last month in each fiscal quarter of the Company after such latest audited financial statements), Section 5.3,
     Section 5.4, Section 5.5, Section 5.7, Section 5.8, the last sentence of
     Section 5.9, Section 5.10, and Section 5.11, shall be and remain true and correct as of the time of the making of such Loan or issuing such L/C, as the case may be, as if made again as of such time;

          (b) after giving effect to the Company's application of the proceeds of the initial Loan hereunder, no Potential Default or Event of Default shall have occurred and be continuing;

          (c) with respect to each requested Loan and L/C, after giving effect to the requested extension of credit and to each Loan that has been made and each L/C and Reimbursement Obligation outstanding hereunder, the aggregate principal amount of all Loans, L/Cs and Reimbursement Obligations then outstanding shall not exceed the sum of the Banks' Revolving Credit Commitments then in effect; and

          (d) no statute, rule or regulation shall have been adopted by a jurisdiction in which a Guarantor Subsidiary is incorporated and no judicial decision of an appellate court of such a jurisdiction shall have been published to the effect in any such case that guaranty agreements such as the Subsidiary Guaranty are beyond the corporate power of corporations subject to the laws of such jurisdiction, and neither the Company nor any Guarantor Subsidiary shall have repudiated, disavowed or purported to terminate, repudiate or disavow any Guarantor Subsidiary's obligations under the Subsidiary Guaranty, unless in any such case all of the Guarantor Subsidiaries shall have been merged into the Company within 60 days of any such event.

and the request by the Company for any Loan or L/C pursuant hereto shall be and constitute a warranty to the foregoing effects (other than as to the matters set forth in subsection (d) above).

     Section 6.4. Legal Matters. Legal matters incident to the execution and delivery of the Loan Documents shall be reasonably satisfactory to each of the Banks and their legal counsel; and prior to the initial Loan hereunder, the Agent shall have received the favorable written opinion of Wise, Carter, Child & Caraway, PA, counsel for the Company and the Guarantor

Subsidiaries, substantially in form and substance satisfactory to each of the Banks and their respective legal counsel.

     Section 6.5. Closing Fee. The Agent shall have received for the pro rata benefit of the Banks the fees agreed to between the Company and the Agent.

SECTION 7. COVENANTS.

     It is understood and agreed that so long as credit is in use or available under this Agreement, any L/C is outstanding hereunder or any amount remains unpaid on any Note or Reimbursement Obligation, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

     Section 7.1. Maintenance of Property. The Company will, and will cause each Subsidiary to, keep and maintain all of the material Properties necessary or useful in their business taken as a whole in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operating and maintenance of any of its Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Notes.

     Section 7.2. Taxes. The Company will, and will cause each Subsidiary to, duly pay and discharge all material taxes, rates, assessments, fees and governmental charges upon or against the Company or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves, determined in accordance with generally accepted accounting principles consistently applied, have been established with respect thereto.

     Section 7.3. Maintenance of Insurance. The Company will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as the Company reasonably believes is prudent and normal within the industry. The Company shall, at the Agent's request, provide copies to the Agent of all insurance policies and other materials related thereto maintained by the Company and its Subsidiaries. The Company shall furnish each Bank as soon as available, and in any event no later than each Anniversary Date, a summary of its insurance coverage which summary shall be reasonably satisfactory in form and substance to the Banks.

     Section 7.4. Financial Reports. The Company will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to the Banks and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as may from time to time be reasonably requested and, without any request, will furnish each Bank:

          (a) as soon as available, and in any event within 40 days after the close of each monthly fiscal period of the Company, a copy of consolidated balance sheets and consolidated profit and loss statements for the Company and its Subsidiaries (for such monthly period and the year to date) for such period of the Company and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Company and accompanied by a certificate of the chief financial officer, chief executive officer or chief accounting officer of the Company to the effect that said financial statements were prepared in conformity with generally accepted accounting principles and, in his opinion, are fairly and accurately stated;

          (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets, reconciliations of change in stockholders' equity, profit and loss statements and statements of cash flows for the Company and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Company, all in reasonable detail, accompanied by the unqualified opinion of Ernst & Young or other independent public accountants of nationally recognized standing selected by the Company and reasonably satisfactory to the Required Banks;

          (c) within 45 days after the last day of every fiscal quarter, a Compliance Certificate in the form of Exhibit E attached hereto, prepared and signed by the chief financial officer, chief executive officer or chief accounting officer of the Company;

          (d) as soon as available but in any event no later than November 30 of each year, a consolidated budget for the Company and its Subsidiaries for such fiscal year showing the Company's and its Subsidiaries' projected consolidated profits and losses, and a consolidated budget for the Company and its Subsidiaries for such fiscal year showing the Company's and its Subsidiaries' projected consolidated capital expenditures, all in reasonable detail; and

          (e) as soon as available but in any event within 10 days of the filing thereof, copies of all 10-K, 10-Q and 8-K filings and all shareholder proxy materials filed by the Company or any Subsidiary with the Securities and Exchange Commission.

     Section 7.5. Inspection. The Company shall, and shall cause each Subsidiary to, permit the Banks, by their representatives and agents, to reasonably inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to reasonably examine and make copies of the books of accounts and other financial records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times during normal business hours and reasonable intervals as the Banks may request. The Company shall pay to the Banks from time to time upon demand an amount (but not to exceed $3,000 for each inspection) sufficient to compensate the Banks for their reasonable out-of-pocket fees, charges and expenses in connection with any such inspection of the Company and the

Subsidiaries, provided that so long as no Event of Default shall have occurred and be continuing, the Company shall be required to pay for only one such inspection per year.

     Section 7.6. Consolidation and Merger. The Company will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the Property or capital stock of any other Person except (a) as permitted by Section 7.14(d) hereof, (b) any Subsidiary may consolidate with or merge into or with any other Subsidiary, and (c) any Subsidiary may merge into the Company.

     Section 7.7. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any material transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Company except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company; provided however that the foregoing shall not prevent any transactions between any Subsidiary and any other Subsidiary or the Company on any terms mutually acceptable to them.

     Section 7.8. Material Subsidiaries. The Company shall cause each Material Subsidiary, whether now existing or hereafter created or acquired, to execute and deliver to the Agent for the benefit of the Banks, within 30 days of becoming a Material Subsidiary, a guaranty substantially in the form of the Subsidiary Guaranty, together with items described in Sections 6.2(c), (d), (e),
(f) and (g) and 6.4 of this Agreement (each dated as of the date of the Subsidiary Guaranty to which it relates) with respect to such Material Subsidiary and such guaranty.

     Section 7.9. Consolidated Tangible Net Worth. The Company will maintain at all times Consolidated Tangible Net Worth during each fiscal year of the Company in an amount not less than $250,000,000 (commencing with the fiscal quarter ending July 31, 2005) increasing on the last day of each fiscal quarter ending thereafter by an amount equal to (a) 100% of any Net Proceeds of Stock issued during such quarter plus (b) 60% of an amount (but not less than zero) equal to
(i) the Company's Consolidated Net Income for such fiscal quarter, minus (ii) the lesser of (x) $3,000,000 and (y) the aggregate amount of all dividends actually paid during such fiscal quarter rounded to the next highest $100,000.

     Section 7.10. Consolidated Indebtedness for Borrowed Money to Total Capitalization. The Company will not permit the ratio of its Consolidated Indebtedness for Borrowed Money to its Total Capitalization (the "Leverage Ratio"), expressed as a percentage, at any time to exceed 50%.

     Section 7.11. Consolidated Current Ratio. The Company shall maintain at all times a Consolidated Current Ratio of not less than 2.0 to 1.

     Section 7.12. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, be obligated to spend during any fiscal year for capital expenditures (as defined and classified in accordance with generally accepted accounting principles consistently applied, including without limitation any such capital expenditures in respect of Capitalized Leases but excluding any acquisition permitted by
Section 7.14(d) which might constitute such a capital expenditure) an aggregate amount for the Company and its Subsidiaries in excess of the amount indicated below for each fiscal year of the Company plus an amount (the "Carryover Amount") permitted to be spent in the preceding fiscal year but not actually spent therein (the "Maximum Carryover Amount to the Next Fiscal Year"):

                          MAXIMUM        MAXIMUM CARRYOVER AMOUNT
FISCAL YEAR ENDING   LIMITATION AMOUNT    TO THE NEXT FISCAL YEAR
------------------   -----------------   ------------------------
October 31, 2005        $140,000,000             Unlimited
October 31, 2006        $130,000,000             Unlimited
October 31, 2007        $ 75,000,000             Unlimited
October 31, 2008        $ 30,000,000            $7,500,000
October 31, 2009        $ 30,000,000            $7,500,000
Thereafter              $ 30,000,000            $7,500,000

For purposes of this Section, any capital expenditures made in any fiscal year shall be applied first to the Carryover Amount, if any, available during such fiscal year.

     Section 7.13. Liens. The Company will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon, or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof) on, any of its Properties of any kind or character at any time owned by the Company or any Subsidiary, other than:

          (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Company or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances or trade payables;

          (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Company or a Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $5,000,000 at any one time outstanding;

          (c) liens, pledges, mortgages, security interests or other charges existing on the date hereof and disclosed in financial statements (or notes thereto) referred to in Section 5.2 hereof;

          (d) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

          (e) liens incidental to the conduct of business or the ownership of Properties and assets (including warehousemen's liens, mechanic's liens, grower liens and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and for which adequate reserves, determined in accordance with generally accepted accounting principles, have been established;

          (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the operation of the business of the Company and its Subsidiaries taken as a whole; and

          (g) additional pledges, mortgages, encumbrances, liens, charges and security interests (including any conditional sale or other title retention agreement and any lease in the nature thereof) on fixed assets (classified in accordance with generally accepted accounting principles, consistently applied) having an aggregate book value at the end of the fiscal quarter immediately preceding the fiscal quarter in which the latest of such mortgages, liens, or encumbrances are created of no more than fifteen percent (15%) of the book value of all of the Company's and its Subsidiaries' tangible assets (determined in accordance with generally accepted accounting principles, consistently applied) at such time.

     Section 7.14. Investments, Loans, Advances and Acquisitions. The Company will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations, capital contributions or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

          (a) investments in certificates of deposit having a maturity of two years or less issued by any Bank or any other commercial bank having a long-term rating at the time of investment of at least AA by Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. ("S&P") or Aa by Moody's Investor Services, Inc. ("Moody's") and a short-term rating at the time of investment of A-1 from S&P or P-1 from Moody's;

          (b) investments in commercial paper rated at the time of investment P-1 by Moody's or A-1 by S&P maturing within 270 days of the date of issuance thereof;

          (c) investments shown on the financial statements referred to in
     Section 5.2 in existing Subsidiaries;

          (d) acquisitions of the Property or business of any Person, provided
     (i) that no Potential Default or Event of Default shall then exist after giving effect to such acquisition and no change of the voting control or management of the Company shall result therefrom; (ii) that the aggregate purchase price (including the principal amount of obligations assumed by the Company or a Subsidiary) paid in any single acquisition shall not exceed $15,000,000 and (iii) that the aggregate purchase price (determined as described above) paid in all such acquisitions made prior to the Revolving Credit Termination Date shall not exceed $25,000,000;

          (e) marketable full faith and credit obligations of the United States of America or of any agency thereof for which the full faith and credit of the United States of America has been pledged;

          (f) repurchase, reverse repurchase and security lending agreements collateralized by securities of the type described in subsection (e), provided that the Company or Subsidiary, as the case may be, which is a party to such arrangement shall hold (individually or through an agent or bailee) all securities relating thereto during the entire term of each such arrangement;

          (g) municipal debt securities commonly known as "lower floaters" or "variable rate demand notes" so long as (i) such securities provide that the owner thereof may require that such securities be bought from it upon 7 days notice by such owner, and (ii) such securities shall have a long-term rating at the time of investment of at least AA by S&P or Aa by Moody's and a short-term rating at the time of investment of A-1 from S&P or P-1 from Moody's;

          (h) investments in an aggregate principal amount of up to $1,000,000 and not otherwise permitted by this Section, in certificates of deposit in any commercial bank;

          (i) investments in and loans and advances to the Company or any Subsidiary by the Company or any other Subsidiary; and

          (j) a loan in a principal amount not to exceed $500,000 to the Company's employees' stock ownership plan.

     Section 7.15. Sale of Tangible Fixed Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of tangible fixed assets (as classified in accordance with generally accepted accounting principles, consistently applied) if the book value of the Property sold, leased, assigned, transferred or otherwise disposed of in the latest such transaction, together with the Property sold, leased, assigned, transferred or otherwise disposed of in all other such transactions after the date of this Agreement, would exceed 15% of the book value of all of the Company's and its subsidiaries' tangible assets (determined in accordance with generally accepted accounting principles, consistently applied) at the time of the latest such transaction, except for (a) sales of obsolete or worn-out equipment in the ordinary course of business, (b) transfer of such assets between any Subsidiary and the Company or any other Subsidiary, to each of which this Section shall not apply, and (c) the transfer of Property in connection with the issuance of Economic Development Bonds which (i) are held by the Company or a Subsidiary of the Company or (ii) have an aggregate principal amount not to exceed $10,000,000 during the term of this Agreement.

     Section 7.16. Notice of Suit or Adverse Change in Business or Default. The Company shall give written notice to the Agent within five (5) Business Days after the Company learns of, or forms a belief as to the existence of, any of the following:

          (a) any proceeding(s) being instituted or threatened in writing to be instituted against the Company or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) that is material to the Company and its Subsidiaries taken as a whole;

          (b) any material adverse change in the business, Property or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, except those affecting business and/or the poultry industry generally; and

          (c) the occurrence of any Potential Default or Event of Default.

     Section 7.17. ERISA. The Company will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any material portion of the Property of the Company and its Subsidiaries taken as a whole and will promptly notify the Agent, upon the Company becoming aware, of (a) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan,
(b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. The Company will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

     Section 7.18. Use of Proceeds. The Company shall use the proceeds of each Loan and other extensions of credit hereunder only to repay all of the Company's indebtedness under the Existing Agreement and for general corporate purposes of the Company and the Subsidiaries.

     Section 7.19. Compliance with Laws, etc. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so comply or to be so qualified would not have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     Section 7.20. Environmental Covenant. The Company will, and will cause each of its Subsidiaries to, except as disclosed on Exhibit F attached hereto, use and operate all of its facilities and Properties in compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in material compliance with all applicable Environmental Laws, except, as to each of the foregoing, where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1. Definitions. Any one or more of the following shall constitute an Event of Default:

          (a) (i) Default in the payment when due of any principal of or interest on any Note or Reimbursement Obligation, whether at the stated maturity thereof or as required by Section 2.4 hereof or at any other time provided in this Agreement, or (ii) default in the payment of any fee or other amount payable by the Company pursuant to this Agreement within 5 Business Days after the Company receives an invoice therefor;

          (b) Default in the observance or performance of any covenant set forth in Section 7.18 hereof;

          (c) Default in the observance or performance of any covenant set forth in Sections 7.5, 7.6, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16
     and 7.19 hereof; or

          (d) Default in the observance or performance of any covenant set forth in Section 7.4 hereof and the continuation thereof for 3 Business Days after notice thereof to the Company by any Bank;

          (e) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Company by any Bank;

          (f) Default shall occur under any evidence of Indebtedness for Borrowed Money in an aggregate principal amount exceeding $5,000,000 issued or assumed or guaranteed by the Company or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of the indebtedness evidenced thereby or outstanding or secured thereunder;

          (g) Any representation or warranty made by the Company or any Subsidiary herein or in any Loan Document or in any written statement or certificate furnished by it pursuant hereto or thereto after the date of this Agreement, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof and any such breach which is capable of being cured shall not be remedied within 30 days after written notice thereof to the Company by any Bank;

          (h) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes which order the payment of money in excess of $5,000,000 over and above any insurance proceeds payable with respect thereto or have a material adverse effect on the ability of the Company and its Subsidiaries taken as a whole to continue to conduct their business in the ordinary course, shall be entered or filed against the Company or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry;

          (i) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Company by any Bank; or any such Plan shall be terminated in a manner that can reasonably be expected to result in liability under ERISA that is material to the Company and its Subsidiaries taken as a whole; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to administer or terminate any such Plan, and any such administration or termination could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

          (j) The Company or any Guarantor Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(k) hereof;

          (k) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Company or any Guarantor Subsidiary or any substantial part of the Property of the Company and its Subsidiaries taken as a whole, or a proceeding described in Section 8.1(j)(v) shall be instituted against the Company or any Guarantor Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 60 days; or

          (l) a Change of Control shall occur.

     Section 8.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (j) and (k) of
Section 8.1 hereof, has occurred and is continuing, the Agent, if directed by the Required Banks, shall give notice to the Company and take any or all of the following actions: (a) terminate the remaining Commitments and on the date (which may be the date thereof) stated in such notice, (b) declare the principal of and the accrued interest on the Notes and all Reimbursement Obligations to be forthwith due and payable and thereupon the Notes and all Reimbursement Obligations, including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (c) take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set-off with regard to any deposit accounts or other accounts maintained by the Company with any of the Banks, and the Company's indebtedness hereunder shall be satisfied to the extent of any amount set-off against such indebtedness.

     Section 8.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 8.1 hereof has occurred and is continuing, then the Notes and all Reimbursement Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

SECTION 9. CHANGE IN CIRCUMSTANCES REGARDING EURODOLLAR LOANS.

     Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof with respect to Eurodollar Loans, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Eurodollar Loan or to give effect to its obligations with respect thereto as contemplated hereby, such Bank shall promptly give notice thereof to the Company to such effect, and such Bank's obligation to make or relend any such affected Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Loan. In the event of such a determination, the Company shall prepay the outstanding principal amount of any such affected Eurodollar Loan made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which such Bank has given the Company not less than one (1) Business Day's prior written notice that it is illegal for such Bank to have such Loans outstanding; provided, however, the Company shall then be permitted to elect to borrow the principal amount of such affected Eurodollar Loan by means of another type of Loan available hereunder, subject to all of the terms and conditions of this Agreement. In the event that Eurodollar Loans shall be unavailable as provided in this Section, the Banks and the Company shall negotiate in good faith to make available to the Company, on mutually acceptable terms, Loans bearing interest at a rate per annum determined with reference to the rates quoted to Harris in the secondary market by three certificate of deposit dealers of recognized standing for the purchase at face value of Harris' certificates of deposit in an amount and for an interest period equal to an amount and interest period of the requested Loans, adjusted for reserves and FDIC insurance assessments (the "Adjusted CD Rate").

     Section 9.2. Unavailability of Deposits or Inability to Ascertain the Adjusted Eurodollar Rate. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period any Bank shall reasonably determine (i) that deposits in the amount of any Eurodollar Loan scheduled to be outstanding are not available to it in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, then the Agent shall promptly give telephonic or telex notice thereof to the Company and the Banks (such notice to be confirmed in writing), and the obligation of the Banks to make any such Eurodollar Loan in such amount and for such Interest Period shall terminate until the Company shall thereafter request a Eurodollar Loan and deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted Eurodollar Rate. Upon the giving of such notice, the Company may elect to either
(i) pay or prepay, as the case may be, such affected Loan or (ii) reborrow such affected Loan as another type of Loan or Portion available hereunder, subject to all terms and conditions of this Agreement. In the event that Eurodollar Loans are unavailable pursuant to this Section, the Banks and the Company shall negotiate in good faith for Loans bearing interest at a rate per annum based on the Adjusted CD Rate to be made available to the Company.

     Section 9.3. Taxes, Increased Costs and Reduced Return. (a) With respect to any outstanding Eurodollar Loans, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Eurodollar Loans contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Eurodollar Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate);

          (ii) subject such Bank, any Eurodollar Loan or any Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee deduction or withholding in respect of this Agreement, any Eurodollar Loan or any Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located or in which the Bank has nexus;

          (iii) change the basis of taxation of payments of principal and interest due from the Company to such Bank hereunder or under any Note (other than by a change in taxation of the overall net income of such Bank); or

          (iv) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any Eurodollar Loan or any Note;

and such Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of principal or interest received by such Bank, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall determine are sufficient to compensate and indemnify it for such increased cost or reduced amount.

     (b) If, after the date hereof, any Bank or the Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR
Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) If any Bank makes such a claim for compensation, it shall provide to the Company a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Company may prepay any affected Loan, subject to the provisions of Sections 2.3 and 9.4 hereof.

     Section 9.4. Funding Indemnity. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid such Bank) as a result of:

          (i) any payment or prepayment of a Eurodollar Loan on a date other than the last day of the then applicable Interest Period; or

          (ii) any failure by the Company to borrow any Eurodollar Loan on the date specified in the notice given pursuant to Section 1.5 hereof;

then, upon the demand of such Bank, the Company shall pay, within fifteen (15) days after demand by such Bank (with a copy to the Agent), to such Bank such amount as will reimburse such Bank for such loss, cost or expense.

     (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the Company a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest error.

     Section 9.5. Lending Branch. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Loans hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.5(b) hereof.

     Section 9.6. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank which is match-funding its Eurodollar Loans shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Banks which are match-funding their Eurodollar Loans had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.

SECTION 10. THE AGENT.

     Section 10.1. Appointment and Powers. Harris N.A. is hereby appointed by the Banks as Agent under the Loan Documents and each of the Banks irrevocably authorizes the Agent to act as the Agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Agreement.

     Section 10.2. Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agent.

     Section 10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

     Section 10.4. No Responsibility for Loans, Recitals, etc. The Agent shall not (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for any Loans or Reimbursement Obligations hereunder or (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents. In addition, neither the Agent nor its counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

     Section 10.5. Right to Indemnity. The Banks hereby indemnify the Agent for any actions taken in accordance with this Section 10, and the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata in accordance with their respective Commitment Percentages against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct.

     Section 10.6. Action Upon Instructions of Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within the Agent's rights, duties, powers or discretion. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless the Loan Documents specifically require the consent of all of the Banks.

     Section 10.7. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created and shall be protected in acting in reliance thereon.

     Section 10.8. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

     Section 10.9. May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

     Section 10.10. Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for field audits) not reimbursed by the Company (a) for which the Agent is entitled to reimbursement by the Company under the Loan Documents and (b) for any other reasonable expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

     Section 10.11. Rights as a Lender. With respect to its commitment, Loans made by it, Reimbursement Obligations held by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company and any Subsidiary as if it were not the Agent.

     Section 10.12. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 10.13. Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by sixty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and must have capital and surplus of at least $250,000,000 and be approved by the Company (which approval will not be unreasonably withheld).

     Section 10.14. Duration of Agency. The agency established by Section 10.1 hereof shall continue, and Sections 10.1 through and including this Section
10.14 shall remain in full force and effect, until the Notes, all Reimbursement Obligations and all other amounts due hereunder and thereunder shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Company shall have terminated or expired.

     Section 10.15. Removal of Agent. Subject to the appointment of a successor Agent, the Required Banks, with the consent of the Company (which consent will not be unreasonably withheld), may remove the Agent for the Banks under this Agreement at any time by thirty days' notice in writing to the Agent. Such removal shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the thirty day period following the giving of notice to the Agent, the Agent may appoint its own successor. The removal of the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such removal. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and must have capital and surplus of at least $250,000,000 and be approved by the Company (which approval will not be unreasonably withheld).

     Section 10.16. Additional Agent. The designation of a Bank as a "documentation agent" or other similar designation shall have no substantive effect and such Bank shall have no additional powers, duties or responsibilities as a result of such designation.

SECTION 11. MISCELLANEOUS.

     Section 11.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Company, the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, provided, however, that without the consent in writing of the holders of all outstanding Notes, or all Banks if no Notes are outstanding, no such amendment or waiver shall (i) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or reduce the rate or extend the time of payment of interest on the Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (ii) give to any Note any preference over any other Notes, (iii) amend the definition of Required Banks, (iv) alter, modify or amend the provisions of this Section 11.1, (v) change the amount or term of, or extend, any of the Banks' Revolving Credit Commitments or Harris' Swingline commitment or the fees required under Section
2.1 hereof, (vi) alter, modify or amend the provisions of Section 6 of this Agreement, (vii) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, or (viii) terminate the Subsidiary Guaranty or knowingly release any Guarantor Subsidiary from its obligations thereunder. Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

     Section 11.2. Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.3. Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Agent on the principal of Loans or Reimbursement Obligations hereunder shall be distributed by the Agent to the Banks making such additional Loans or Reimbursement Obligations ratably as among them in accordance with the principal amount of additional Loans or Reimbursement Obligations made by them until such additional Loans or Reimbursement Obligations shall have been fully paid and satisfied, and all payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

     Section 11.4. Non-Business Day. (a) If any payment of principal or interest on any Domestic Rate Loan or Domestic Rate Portion shall fall due on a day which is not a Business Day, interest at the rate such Loan or Portion bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

     (b) If any payment of principal or interest on any Eurodollar Loan shall fall due on a day which is not a Business Day, the payment date thereof shall be extended to the next date which is a Business Day and the Interest Period for such Loan shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendar month, in which case such payment date shall be the next preceding Business Day.

     Section 11.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to Eurodollar Loans, including, but not limited to, Sections 9.3 and 9.4 hereof, shall survive the termination of this Agreement and the payment of the Notes.

     Section 11.6. Documentary Taxes. Although the Company is of the opinion that no documentary or similar taxes are payable in respect to this Agreement or the Notes, the Company agrees that it will pay such taxes, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 11.7. Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing (as and to the extent provided in Section 6.3 hereof) and as long as any credit is in use or available hereunder.

     Section 11.8. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telex and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telex or 2 days after the date when deposited in the United States mail (registered, if to the Company) addressed if to the Company to 225 North 13th Avenue, Laurel, Mississippi 39440, Attention: Chief Financial Officer; if to the Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Food Group; and if to any of the Banks, at the address for such Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.8.

     Section 11.9. Costs and Expenses; Environmental Indemnity. (a) The Company agrees to pay on demand all customary and reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby (unless otherwise expressly limited herein), including the reasonable fees and expenses of Chapman and Cutler LLP, special counsel to the Agent; all reasonable out-of-pocket costs and expenses of the Agent and the reasonable out-of-pocket costs and expenses of each Bank (including in each case reasonable attorneys' fees and expenses) incurred in connection with any consents or waivers hereunder or amendments hereto in each case requested by the Company, and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses), if any, incurred by the Agent, the Banks or any other holders of a Note in connection with the enforcement against the Company or any Guarantor Subsidiary of this Agreement or the Notes and the other instruments and documents to be delivered hereunder.

     (b) Without limiting the generality of the foregoing, the Company unconditionally agrees to indemnify, defend and hold harmless, the Agent and each Bank, and covenants not to sue for any claim for contribution against, the Agent or any Bank for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Company or any Subsidiary or otherwise occurring on or with respect to their respective Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Company or any Subsidiary or otherwise occurring on or with respect to their respective Property, (iii) any claim for personal injury or property damage in connection with the Company or any Subsidiary or otherwise occurring on or with respect to their respective Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Company made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Company owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto; provided, however, the foregoing provisions shall not apply to damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Company owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Company and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     (c) The provisions of this Section 11.9 shall survive payment of the Notes and Reimbursement Obligations and the termination of the Banks' Commitments hereunder.

     Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Company, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Agent.

     Section 11.11. Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon each of the Company and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Illinois, without regard to Illinois conflict of laws principles. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Company may not assign any of its rights or obligations hereunder without the written consent of all of the Banks. The Banks may assign their rights under the Loan Documents only in accordance with Sections 11.16 and 11.17 hereof.

     Section 11.12. No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

     Section 11.13. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

     Section 11.14. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

     Section 11.15. Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans and Reimbursement Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations then due and payable to all the Banks.

     Section 11.16. Participants. Subject to applicable legal requirements (including any applicable securities laws), each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide (a) that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Company under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any indebtedness, obligation or liability in which such participant has an interest,
(b) that the participant agrees to be bound by Section 11.18 of this Agreement to the same extent as if it were a Bank and (c) that the participant may not grant subparticipations in, or further assign, its rights in the Loans, Reimbursement Obligations, Commitments or Notes. Any party to which such a participation has been granted shall have the benefits of Section 9.3 and
Section 9.4 hereof. The Company authorizes each Bank to disclose to any participant or prospective participant under this Section, if such person has agreed in writing to be bound by Section 11.18 below to the same extent as if it were a Bank, any financial or other information pertaining to the Company or any Subsidiary.

     Section 11.17. Assignments. (a) Each Bank shall have the right at any time, with the prior consent of the Agent and, so long as no Event of Default then exists, the Company (which consent of the Company shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Bank, together with an equivalent percentage of its obligation to make Loans and participate in L/Cs) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Bank's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Bank is assigning all of its Commitments, outstanding Loans and interests in L/Cs and Reimbursement Obligations, the assigning Bank shall retain at least $5,000,000 in unused Commitments, outstanding Loans and interests in L/Cs and Reimbursement Obligations, (ii) the assignee Bank shall have Commitments, outstanding Loans and interests in L/Cs and Reimbursement Obligations of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (in form acceptable to the Agent) executed by such assigning Bank, such assignee Bank or Banks, the Agent and, if required as provided above, the Company, which agreement shall specify in each instance the portion of the Company's indebtedness, obligations and liabilities which are to be assigned to the assignee Bank and the portion of the Commitments of the assigning Bank to be assumed by the assignee Bank, and (iv) the assigning Bank shall pay to the Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such assignment agreement. Any such assignee shall become a Bank for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Bank shall be released from its obligations (other than those under Section 11.18), and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Bank shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Company shall execute and deliver replacement Notes to the assignee Bank and the assigning Bank in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Bank shall thereafter surrender to the Company its old Notes. The Company authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in L/Cs owed to it or its Commitments under this Section, if such person has agreed in writing to be bound by Section 11.18 below to the same extent as if it were a Bank, any financial or other information pertaining to the Company or any Subsidiary.

     (b) Any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement; and provided further, however, that any such pledgee or grantee has agreed in writing to be bound by Section 11.18 below.

     Section 11.18. Confidentiality. Each Bank will keep confidential any non-public information concerning the Company and its Subsidiaries furnished by the Company (which is designated by the Company as confidential at the time such information is furnished to the Bank or is actually known by such Bank to be confidential) or obtained by such Bank through its inspections and audits pursuant to Section 7.5 hereof or any Security Document and known by such Bank to be confidential, except that any Bank may disclose such information (i) to regulatory authorities having jurisdiction, (ii) pursuant to subpoena or other legal process, (iii) to such Bank's counsel and auditors in connection with matters concerning this Agreement, (iv) to such Bank's consultants in connection with negotiations concerning this Agreement or the other Loan Documents and (v) to prospective participants or assignees in the Loans and participants and assignees in the Loans, provided that any Persons described in clauses (iv) and (v) shall first agree in writing to be bound to comply with the terms of this Section to the same extent as if it were a Bank. In the situations described above (except where the Company is a party), each Bank shall notify the Company as promptly as practicable of the receipt of a request for such disclosure and furnish it with a copy of such subpoena or other legal process (to the extent such Bank is legally permitted to do so). The provisions of this Section shall survive the payment of the Loans and Reimbursement Obligations and the termination of this Agreement.

     Section 11.19. Waiver of Jury Trial. THE COMPANY, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATIVE TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 11.20. USA Patriot Act. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Company that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the Act.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of November 17, 2005.

                                       SANDERSON FARMS, INC.


                                       By /s/ D. Michael Cockrell
                                          -------------------------------------
                                       Its Treasurer and Chief Financial Officer
                                           ------------------------------------

     Accepted and Agreed to as of the day and year last above written.

                                       HARRIS N.A., individually and as Agent


                                       By  /s/ David J. Bechstein
                                           -------------------------------------
                                       Its Vice President
                                       Address: 111 West Monroe Street
                                                Chicago, Illinois 60690
                                       Attention: Food Group


                                       SUNTRUST BANK


                                       By  /s/ Jerry White
                                           -------------------------------------
                                       Its  Managing Director
                                            ------------------------------------
                                       Address: 303 Peachtree St., 3rd Floor
                                                Atlanta, Georgia 30308
                                       Attention: Mail Code: 1922

                                        AMSOUTH  BANK


                                        By  /s/ Stanley A. Herren
                                           -------------------------------------
                                        Its  Vice President
                                            ------------------------------------
                                        Address: 210 East Capitol Street
                                                 4th Floor
                                                 Jackson, MS 39201
                                                 -------------------------------
                                        Attention:  Stanley A. Herren
                                                   -----------------------------


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By  /s/ Alan V. Schuler
                                           -------------------------------------
                                        Its  Senior Vice President
                                            ------------------------------------
                                        Address: 950 17th Street, Suite 350
                                                 Denver, Colorado 80202
                                        Attention:  Alan V. Schuler
                                                   -----------------------------


                                        REGIONS BANK


                                        By  /s/ Jay Ingram
                                           -------------------------------------
                                        Its  Vice President
                                            ------------------------------------
                                        Address: 110 South 40th Avenue
                                                 Hattiesburg, MS 39402
                                        Attention: Marcus Robinson
                                                   -----------------------------


                                        TRUSTMARK NATIONAL ASSOCIATION


                                        By  /s/ William H. Edwards
                                           -------------------------------------
                                        Its  First Vice President
                                            ------------------------------------
                                        Address:  248 East Capitol Street
                                                  Jackson, Missippi 39201
                                                 -------------------------------
                                        Attention:  William H. Edwards
                                                   -----------------------------

                                    EXHIBIT A

                              SANDERSON FARMS, INC.
                              REVOLVING CREDIT NOTE

                                                           _______________, 2005

     FOR VALUE RECEIVED, the undersigned, SANDERSON FARMS, INC., a Mississippi corporation (the "Company") promises to pay to the order of _________________________ (the "Lender") on the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below) at the principal office of Harris N.A. in Chicago, Illinois, the principal sum of ____________________________________________ or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company under the Revolving Credit provided for under the Credit Agreement hereinafter mentioned and remaining unpaid on the Revolving Credit Termination Date together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in said Credit Agreement.

     The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Revolving Credit Loan made under the Revolving Credit, all payments of principal and interest and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Revolving Credit Loans made under the Revolving Credit, together with accrued interest thereon.

     This Note is one of the Revolving Notes referred to in and issued under that certain Credit Agreement dated as of November 17, 2005, among the Company, Harris N.A., as Agent, and the banks named therein, as amended from time to time (the "Credit Agreement"), and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein. Payment of this Note has been guaranteed pursuant to that certain Guaranty Agreement dated as of November 17, 2005, from the Guarantor Subsidiaries to the Banks, to which reference is hereby made for a statement of the terms thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made on any Revolving Credit Loan evidenced hereby and this Note (and the Revolving Credit Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

     The Company hereby waives presentment for payment and demand.

     This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                        SANDERSON FARMS, INC.


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                                    EXHIBIT B

                              SANDERSON FARMS, INC.
                                 SWINGLINE NOTE

$__________________                                            ___________, 2005

     FOR VALUE RECEIVED, the undersigned, Sanderson Farms, Inc., a Mississippi corporation (the "Company"), promises to pay to the order of Harris N.A. (the "Bank"), at the principal office of Harris N.A. in Chicago, Illinois, the aggregate unpaid principal amount of all Swingline Loans made by the Bank to the Company under the Credit Agreement hereinafter mentioned in the amounts and payable in the manner and on the dates specified in said Credit Agreement, together with interest on the principal amount of each Swingline Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement

     This Note is the Swingline Note referred to in and issued under that certain Credit Agreement dated as of November 17, 2005, among the Company, Harris N.A., as Agent, and the banks named therein, as amended from time to time (the "Credit Agreement"), and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein. Payment of this Note has been guaranteed pursuant to that certain Guaranty Agreement dated as of November 17, 2005, from the Guarantor Subsidiaries to the Banks, to which reference is hereby made for a statement of the terms thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made on any Swingline Loan evidenced hereby and this Note (and the Swingline Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

     The Company hereby waives presentment for payment and demand.

     This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                        SANDERSON FARMS, INC.


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is furnished to Harris N.A., as agent (the "Agent"), pursuant to that certain Credit Agreement dated as of November 17, 2005, by and among Sanderson Farms, Inc., a Mississippi corporation (the "Company"), the Agent and the other Bank parties thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly acting chief _____________ officer of the Company, acting herein in such capacity;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          4. Schedule 1 attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct to the best of my knowledge, information and belief.

     Described below (or on the attached sheet) are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:

             -------------------------------------------------------

             -------------------------------------------------------

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______________, 20__.


                                                                               ,
                                        ---------------------------------------
                                        as Chief _____________ Officer
                                        of Sanderson Farms, Inc.

                                   SCHEDULE 1
                            TO COMPLIANCE CERTIFICATE
                              SANDERSON FARMS, INC.

                           Compliance Calculations for
                 Credit Agreement Dated as of November 17, 2005

  Calculations as of the last day of the fiscal quarter ended __________, 20__

Section 7.9 Consolidated Tangible Net Worth

   (a)   Prior Fiscal Quarter's Required
            Minimum Amount                                       $______________

   (b)   Consolidated Net Income for
            Current Fiscal Quarter
            to "as of" date                                      $______________

   (c)   Dividends paid during Current Fiscal Quarter            $______________

   (d)   Adjustment (lesser of $3,000,000 and line (c))          $______________

   (e)   (b) - (d)*                                              $______________

   (f)   60% of (e)                                              $______________

   (g)   Net Proceeds of Stock for Current Fiscal Quarter
            to "as of" date                                      $______________

   (h)   Current Fiscal Quarter's
            Required Minimum Amount
            (a) + (f) + (g)                                      $______________

   (i)   Current Fiscal Year Consolidated
            Tangible Net Worth                                   $______________

         Compliance   Yes _____ No _____

*    But not less than $0.

Section 7.10 Leverage Ratio

   (a)   Consolidated Indebtedness for
            Borrowed Money                                       $______________

   (b)   Consolidated Indebtedness for
            Borrowed Money                                       $______________
            Consolidated Tangible Net Worth                      $______________

               TOTAL                                             $______________

               (a)/(b)                                            _____________*

     *    Required to not exceed 50%.

         Compliance   Yes _____ No _____

Section 7.11 Consolidated Current Ratio

   (a)   Consolidated Current Assets                             $______________

   (b)   Consolidated Current Liabilities                        $______________

   (c)   Consolidated Deferred Taxes                             $______________

   (d)   Consolidated Current Liabilities
            minus Consolidated Deferred
            Taxes [(b)-(c)]                                      $______________

               (a)/(d)                                            _____________*

     *    Required to be not less than 2.0 to 1.

         Compliance   Yes _____ No _____

Section 7.12 Capital Expenditures

   (a)   Maximum Amount Allowed                                  $______________

   (b)   Expenditures Year-to-date                               $______________

               (a)-(b)                                            _____________*

         Compliance   Yes _____ No _____

                                    EXHIBIT F

                            ENVIRONMENTAL DISCLOSURE

                                      NONE

                                    EXHIBIT G

                            SCHEDULE OF SUBSIDIARIES

                                 STATE OF     PERCENTAGE OF
            NAME              INCORPORATION     OWNERSHIP
            ----              -------------   -------------
1. Sanderson Farms, Inc.
      (Foods Division)        Mississippi          100%

2. Sanderson Farms, Inc.
      (Production Division)   Mississippi          100%

3. Sanderson Farms, Inc.
      (Processing Division)   Mississippi          100%

                                    EXHIBIT H

                       LITIGATION; TAX RETURNS; APPROVALS

                                      NONE